Exhibit 23.1

[Letterhead of PricewaterhouseCoopers]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated June 2, 2004, which appears in NetEase.com, Inc.’s Annual Report on Form 20-F/A for the year ended December 31, 2003 in the Registration Statement on Form S-8 (No. 333-100069) of NetEase.com, Inc.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, China

January 24, 2005